UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2013

Investors Capital Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Delaware	333-43664	04-3284631
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Kimball Lane, Suite 150
Lynnfield, MA  01940
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (800) 949-1422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On August 20, 2013 the Registrant held its annual meeting of stockholders at which: (i) the following persons were elected as directors to hold office, subject to the provisions of the Registrant’s By-Laws, until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified; (ii) Marcum LLP was appointed as the independent public accountants for the Registrant for the fiscal year ending March 31, 2014; (iii) an advisory “say-on-pay” vote approved the Registrant’s executive compensation; and (iv) an advisory vote established a three year frequency for future “say-on-pay” votes was ratified by the stockholders with the following voting results, there being 3,813,031 broker non-votes for Proposal #1, no broker non-votes for Proposal #2, 3,813,031 broker non-votes for Proposal #3, and no broker non-votes for Proposal #4:

Proposal #1 ELECTION OF DIRECTORS, TO SERVE AS SUCH UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Directors	For	Withheld
Blaise A. Aguirre	2,257,172	34,683
William J. Atherton	2,257,414	34,441
James D. Crosson	2,229,629	62,226
Don E. Ingram	2,256,114	35,741
Robert T. Martin	2,257,414	34,441
Robert P. Mazzarella	2,257,414	34,441
Timothy B. Murphy	2,256,314	35,541

Proposal #2 RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY’S FISCAL YEAR ENDING MARCH 31, 2014.

For	Against	Abstain

6,068,619	21,737	14,530

Proposal #3 ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

For	Against	Abstain

1,849,647	388,575	53,633

Proposal #4 ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

1 Year	2 Years	3 Years	Abstain

605,851	108,259	1,514,236	63,509

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Investors Capital Holdings, Ltd.

		By	/s/ Timothy B. Murphy
Timothy B. Murphy,
Chief Executive Officer

Date:	August 21, 2013

3